UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

INDYMAC MBS, INC.

(as depositor under the Pooling and Servicing Agreement,
dated as of September 1, 2006, providing for the issuance of
Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-D)

IndyMac MBS., Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-132042-32	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (626) 535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On September 13, 2006, a series of certificates, entitled Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2006-D (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of September 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among IndyMac MBS, Inc. as depositor (the “Depositor”), IndyMac Bank F.S.B. (“IndyMac Bank”) as seller (the “Seller”) and as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”) and as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”). The Certificates consist of nineteen classes of certificates (collectively, the “Certificates”), designated as the Class 1A Certificates, Class 2A-1 Certificates, Class 2A-2 Certificates, Class 2A-3 Certificates, Class 2A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class C Certificates, Class P Certificates and Class R Certificates. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool”) of conventional sub-prime, adjustable-rate and fixed-rate, first and second lien mortgage loans, secured by one- to four-family properties, having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of $918,650,000 as of September 13, 2006. The Mortgage Loans were purchased pursuant to the Agreement. The Class 1A Certificates, Class 2A-1 Certificates, Class 2A-2 Certificates, Class 2A-3 Certificates, Class 2A-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates were sold by the Depositor to UBS Securities LLC as representative of the underwriters (the “Underwriters”), pursuant to an Underwriting Agreement, dated September 7, 2006 (the “Underwriting Agreement”) among the Depositor, IndyMac Bank and the Underwriters.

The Certificates have the following initial Certificate Balances and Pass-Through Rates:
Class Offered Certificates	Initial Certificate Principal Balance(1)	Pass-Through Rate(2)

1A	$193,000,000	Variable
2A-1	$243,173,000	Variable
2A-2	$125,449,000	Variable
2A-3	$115,452,000	Variable
2A-4	$ 56,326,000	Variable
M-1	$ 37,525,000	Variable
M-2	$ 33,250,000	Variable
M-3	$ 19,475,000	Variable
M-4	$ 17,100,000	Variable
M-5	$ 17,100,000	Variable
M-6	$ 16,150,000	Variable
M-7	$ 12,350,000	Variable
M-8	$ 8,550,000	Variable
M-9	$ 11,400,000	Variable
M-10	$ 12,350,000	Variable
(1)	Approximate.
(2)	The pass-through rate on each class Certificates will be based on one-month LIBOR plus the applicable margin set forth in the Agreement, subject to the rate caps described in the Agreement.

The Certificates, other than the Class C Certificates, the Class P Certificates and the Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated September 7, 2006 (the “Prospectus Supplement”), and the Prospectus, dated June 14, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class C, Class P and Class R Certificates were retained by the Seller. None of the aforementioned Classes of Certificates have been or will be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Simultaneously with the issuance of the Offered Certificates, the Depositor sold the Class M-11 Certificates, with an initial Certificate Principal Balance of $9,500,000 to UBS Securities LLC on September 13, 2006, in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.   The net proceeds of the sale were applied to the purchase of the mortgage loans.

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable

(b)          Not applicable

(c)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 7, 2006, by and among IndyMac MBS, Inc., IndyMac, F.S.B. as Seller and UBS Securities LLC, relating to the Series INABS 2006-D Certificates.

4.1
Pooling and Servicing Agreement, dated as of September 1, 2006, by and among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee, relating to the Series INABS 2006-D Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 28, 2006

INDYMAC MBS, INC.

By:	/s/ Andy Sciandra
Name:	Andy Sciandra
Title:	Senior Vice President

Index to Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 7 2006, by and among IndyMac MBS, Inc., IndyMac, F.S.B. as Seller and UBS Securities LLP, relating to the Series INABS 2006-D Certificates.

4.1
Pooling and Servicing Agreement, dated as of  September 1, 2006, by and among IndyMac MBS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Servicer, and Deutsche Bank National Trust Company, as Trustee and Supplemental Interest Trust Trustee, relating to the Series INABS 2006-D Certificates.